                                                                    EXHIBIT 99.2


                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF OCTOBER 22, 1996

                                    BETWEEN

                         COMMUNITY PSYCHIATRIC CENTERS,

                           CPC OF PUERTO RICO, INC.,

                                 CPC-PHP, INC.

                                      AND

                       BEHAVIORAL HEALTHCARE CORPORATION

                               TABLE OF CONTENTS

ARTICLE I - THE MERGER............................................    1
           Section 1.1.     The Hospital Company Merger...........    2
           Section 1.2.     The Partially Owned Company Merger....    4
           Section 1.3.     Closing...............................    4
           Section 1.4.     Statement of Adhesion.................    5
           Section 1.5.     Interpretation........................    6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLERS............    7
           Section 2.1.     Organization and Good Standing........    7
           Section 2.2.     Capitalization........................    8

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....    8

ARTICLE IV - COVENANTS OF SELLER..................................    8
           Section 4.1.     Access and Information................    8
           Section 4.2.     Fulfillment of Conditions.............    9
           Section 4.3.     Conduct of the Hospital Businesses
                            Prior to Closing......................    9
           Section 4.4.     Title Commitments and Surveys.........    9
           Section 4.5.     Notice and Cure.......................    9
           Section 4.6.     HSR Act Filings.......................   10
           Section 4.7.     Environmental and Engineering Reports.   10
           Section 4.8.     Listing of Assets.....................   10
           Section 4.9.     Tax Treatment.........................   10

ARTICLE V - COVENANTS OF THE PURCHASER............................   10
           Section 5.1.     Certain Employee Matters..............   10
           Section 5.2.     Notice and Cure.......................   12
           Section 5.3.     Fulfillment of Conditions.............   12
           Section 5.4.     HSR Act Filings.......................   12
           Section 5.5.     Tax Treatment.........................   13

ARTICLE VI - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS...   13
           Section 6.1.     Representations and Warranties True...   13
           Section 6.2.     Authority.............................   13
           Section 6.3.     No Obstructive Proceeding.............   13
           Section 6.4.     Consents and Approvals................   13
           Section 6.5      HSR Act; Restraining Order............   13
           Section 6.6.     Asset Purchase Agreement Closing......   14
           Section 6.7.     Additional Agreements.................   14
           Section 6.8.     Adverse Change........................   14
           Section 6.9.     Confirmation of Tax-Free Status.......   14

ARTICLE VII - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
              PURCHASER...........................................   14
           Section 7.1.     Representations and Warranties True...   14
           Section 7.2.     No Obstructive Proceeding.............   14
           Section 7.3.     Consents, Approvals and Licenses......   14
           Section 7.4.     Consents and Approvals................   15
           Section 7.5.     HSR Act; Restraining Order............   15

           Section 7.6.     Title Insurance Policies...............  15
           Section 7.7.     Adverse Change.........................  15
           Section 7.8.     Asset Purchase Agreement Closing.......  15
           Section 7.9.     Transfer of Tax Holiday................  15

ARTICLE VIII - TERMINATION.........................................  16
           Section 8.1.     Optional Termination...................  16
           Section 8.2.     Mandatory Termination..................  16
           Section 8.3.     Termination Consequences...............  16

ARTICLE IX - INDEMNIFICATION.......................................  17
           Section 9.1.     Indemnification by Sellers.............  17
           Section 9.2.     Indemnification by the Purchaser.......  17
           Section 9.3.     Limitations............................  17
           Section 9.4.     Method of Asserting Claims.............  19
           Section 9.5.     Exclusive..............................  19
           Section 9.6.     Method of Payment......................  19

ARTICLE X - TAX AND MEDICARE MATTERS...............................  21
           Section 10.1.    Federal, State and Local Taxes.........  21
           Section 10.2.    Effect of Certain Audit Adjustments....  22
           Section 10.3.    Nature of Payment......................  23

ARTICLE XI - MISCELLANEOUS.........................................  23

ARTICLE XII - NONCOMPETITION.......................................  23

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     This AGREEMENT AND PLAN OF MERGER, dated as of October 22, 1996 is by and among COMMUNITY PSYCHIATRIC CENTERS, a Nevada corporation ("CPC"), COMMUNITY PSYCHIATRIC CENTERS OF PUERTO RICO, INC., a Nevada corporation (the "Hospital Company"), CPC-PHP, INC., a Nevada corporation (the "Partially-Owned Company") and BEHAVIORAL HEALTHCARE CORPORATION, a Delaware corporation (the "Parent") with respect to the following facts:

     A. CPC owns all the issued and outstanding capital stock of the Hospital Company. The Hospital Company owns and operates San Juan Capestrano Hospital located in San Juan, Puerto Rico.

     B.  CPC indirectly owns all the outstanding capital stock of the Partially-
Owned Company.   The Partially Owned Company owns 70% of the outstanding capital stock of CPC Clinicas Del Este, Inc., a Puerto Rico corporation ("CPC
Clinicas").

     C. The Hospital Company and the Partially Owned Company are sometimes collectively referred to herein as the "Companies". The Companies and CPC are sometimes collectively referred to herein as the "Sellers".

     D. The Hospital Company and CPC-Clinicas own and operate the facilities listed in Exhibit A hereto, which facilities are sometimes referred to
          ---------
collectively herein as the "Hospitals." The healthcare business of the Hospitals is sometimes referred to collectively herein as the "Hospital Businesses."

     E. CPC desires to cause the Companies to be merged with and into two newly formed Tennessee corporations which are wholly-owned by the Parent ("BHC Sub I" and "BHC Sub II" and collectively with the Parent, the "Purchaser").

     F. The parties intend that the transactions contemplated herein shall qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements, the parties hereto hereby agree as follows.

                                   ARTICLE I

                                   THE MERGER
                                   ----------

     Section 1.1.  The Hospital Company Merger.  (a)  Upon the terms and subject
                   ---------------------------
to the conditions hereof, at the Hospital Company Merger Effective Time (as hereinafter defined), the Hospital Company shall be merged (the "Hospital Company Merger") with and into BHC Sub I and the separate corporate existence of the Hospital Company shall thereupon cease, and BHC Sub I shall be the surviving corporation in the Hospital Company Merger. The Hospital Company Merger shall have the effects set forth in the Tennessee Business
Corporation Act and the Nevada Revised Statutes.

     (b) The Hospital Company Merger shall become effective when a properly executed Certificate of Merger meeting the requirements of the Tennessee Business Corporation Act is duly filed with the Secretary of State of the State of Tennessee or at such later time as the parties hereto shall have designated in such filing as the effective time of the Hospital Company Merger (the "Hospital Company Merger Effective Time"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 1.3 hereof.

     (c) The Certificate of Incorporation of the surviving corporation of the Hospital Company Merger shall be the Certificate of Incorporation of BHC Sub I in effect immediately prior to the Hospital Company Merger Effective Time.

     (d) The By-Laws of BHC Sub I as in effect immediately prior to the Hospital Company Merger Effective Time shall be the By-Laws of the surviving corporation of the Hospital Company Merger.

     (e) The directors of BHC Sub I immediately prior to the effective time of the Hospital Company Merger shall be the directors of the surviving corporation of the Hospital Company Merger as of the Hospital Company Merger Effective Time.

     (f) The officers of BHC Sub I immediately prior to the Hospital Company Merger Effective Time shall be the officers of the surviving corporation of the Hospital Company Merger and shall hold office until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the surviving corporation of the Hospital Company Merger, or as otherwise provided by law.

     (g) At the Hospital Company Merger Effective Time by virtue of the Hospital Company Merger and without any action on the part of the holder thereof:

               (i) The outstanding shares of common stock of the Hospital Company (the "Hospital Company Shares"), issued and outstanding immediately prior to the Hospital Company Merger Effective Time (other than Hospital Company Shares held in the treasury of the Hospital Company or owned by any subsidiary of the Hospital Company) shall be converted into the right to receive (i) an aggregate of 3,439,935 shares of the common stock, par value $.01 per share of the Parent (the "BHC Common Stock"), and
                         (ii) an aggregate of 1,774 shares of the Series B Preferred Stock, par value $.01 per share, of the Parent (the "BHC Preferred Stock") (BHC Common Stock and BHC Preferred Stock to be issued in the Hospital Company Merger is collectively referred to herein as the "Hospital Company Merger Consideration"). As of the Hospital Company Merger Effective Time, all such Hospital Company Shares shall be no longer outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Hospital Company Shares shall cease to have any rights with respect thereto, except to receive the Hospital Company Merger Consideration, without interest.

               (ii) Each Hospital Company Share issued and held in the treasury of the Hospital Company or owned by any subsidiary of the Hospital Company immediately prior to the Hospital Company Merger Effective Time shall be cancelled and retired and cease to exist and no payment shall be made with respect thereto.

               (iii) Each share of common stock, par value $.01 per share, of BHC Sub I issued and outstanding immediately prior to the effective time of the Hospital Company Merger shall be converted into and become a fully paid and non-assessable share of Common Stock of the surviving corporation of the Hospital Company Merger.

               (iv) Prior to the Hospital Company Merger Effective Time the Parent shall contribute the Hospital Company Merger Consideration to BHC Sub I.

               (h) After the Hospital Company Merger Effective Time and upon surrender to BHC Sub I of a certificate for Hospital Company Shares, the holder thereof shall be entitled to receive in exchange therefor that portion of the Hospital Company Merger Consideration which such holder has the right to receive pursuant to the provisions of this Section 1.1, after giving effect to any required withholding tax, and the certificate for Hospital Company Shares so surrendered shall forthwith be cancelled.

               (i) At the Hospital Company Merger Effective Time, the stock transfer books of the Hospital Company shall be closed and no transfers of Hospital Company Shares shall occur after such time. If any Hospital Company Shares are presented to the surviving corporation of the Hospital Company Merger for transfer, they shall be cancelled and exchanged for the Hospital Company Merger Consideration.

          Section 1.2.   The Partially Owned Company Merger.  The Partially-
                         ----------------------------------
Owned Company shall be merged with and into BHC Sub II (the "Partially Owned Company Merger") in accordance with the provisions of Section 1.1 provided that
(i) the outstanding shares of common stock of the Partially Owned Company (the "Partially Owned Company Shares") shall be converted into an aggregate of 261,459 shares of BHC Common Stock and (ii) an aggregate pf 1,774 shares of BHC Preferred Stock (the "Partially Owned Merger Consideration"), which shall have been contributed by Parent prior to BHC Sub II, and (ii) other items used in the Section shall be deemed to be appropriately modified.

          Section 1.3.   Closing.  (a)  The consummation of the transactions
                         -------
provided for herein (the "Closing") shall take place at the offices of counsel for the Purchaser, Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville City Center, Suite 2100, 511 Union Street, Nashville, Tennessee. The Closing shall take place at 9:00 a.m., Nashville time, as soon as practicable following the receipt of all regulatory approvals and the satisfaction of other required conditions to the Closing. It is contemplated that the Closing will occur on or before November 27, 1996. The date on which the Closing is to take place is herein referred to as the "Closing Date." At the Closing:

               (i) The Hospital Company and BHC Sub I shall each deliver a Certificate of Merger in a form reasonably satisfactory to the Hospital Company and BHC Sub I and meeting the requirements of applicable law;

               (ii) The Partially-Owned Company and BHC Sub II shall each deliver a Certificate of Merger in a form reasonably satisfactory to the Partially-Owned Company and meeting the requirements of applicable law;

               (iii) The Hospital Company and the Partially-Owned Company shall cause their stockholders to deliver stock certificates representing all of the outstanding Hospital Company Shares and Partially-Owned Company Shares;

               (iv) Purchaser shall cause BHC Sub I and BHC Sub II to deliver the Hospital Company Merger Consideration and the Partially-Owned Company Merger Consideration; and

               (v) The parties shall deliver to each other any other closing documents set forth in Articles VI or VII of this Agreement.

          The documents described in Subsections 1.04(a)(i), (ii), (iii) and (v) are hereinafter collectively referred to as the "Closing Documents."

          (b) Notwithstanding anything to the contrary set forth herein, there shall be no transfer of ownership or control of the "controlled substances" in respect of the Hospital Businesses until such time as Purchaser has obtained, to the extent required, the appropriate Controlled Substance Registration Certificate from the United States Drug Enforcement Agency (the "DEA") in respect of each Hospital's pharmacy. Until such time, Sellers shall execute powers of attorney or similar documents as may be required by the DEA authorizing Purchaser at Purchaser's expense to continue to operate the Hospital pharmacy or pharmacies, pursuant to Sellers' Controlled Substance Registration Certificates, utilizing such employee or employees of Purchaser after the Closing as shall be reasonably necessary to continue the operation of such pharmacy or pharmacies after the Closing in the manner as it had been theretofore operated. Purchaser shall indemnify and hold harmless Sellers and their affiliates and their stockholders, employees, officers, directors, agents and representatives, upon and after the Closing, from and against any Damages (as defined in Section 9.1) arising out of or relating to the operation of each such Hospital pharmacy after the Closing, including without limitation the dispensing of controlled substances.

          Section 1.4.   Statement of Adhesion.  Prior to the Closing Date, the
                         ---------------------
Parent shall form BHC Sub I and BHC Sub II and cause them to adhere to this Agreement by executing and delivering the Statement of Adhesion in a form reasonably satisfactory to Sellers. Upon execution and delivery of the Statement of Adhesion, BHC Sub I and BHC Sub II shall be bound by and entitled to the benefit of any provisions herein intended to place an obligation on, or grant a right to, the BHC Subs.

          Section 1.5.   Interpretation.  In this Agreement, unless the context
                         --------------
otherwise requires:

               (a) unless otherwise defined, words importing the singular include the plural and vice versa;

               (b) words importing a gender include every gender and the word "including" shall mean including without limitation;

               (c) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time;

               (d) references to this Agreement are references to this Agreement, together with the Schedules, Exhibits and Appendices hereto;

               (e) references to Articles, Sections, Schedules and Appendices are references to articles and sections of, and schedules and appendices to, this Agreement;

               (f) references to any party to this Agreement shall include references to its respective successors and permitted assigns;

               (g) references to law shall include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgment and shall include the requirements of any applicable stock exchange;

               (h) references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time;

               (i) references to a judgment shall include references to any order, injunction, decree, determination or award of any court or tribunal;

               (j) references to person shall include references to any individual, company, body corporate, association, partnership, firm, joint venture, trust and governmental agency;

               (k) references to time, unless otherwise provided, are references to Nashville, Tennessee local time;

               (l) references to "Knowledge of Sellers", the "best Knowledge of Sellers" or "Known to Sellers" (or similar references) mean the actual knowledge of any of the persons listed in Schedule 1.8(l) to the Asset Purchase Agreement
                                ---------------
(as defined herein) (or any such person's successor in office if such person prior to the Closing Date ceases to be employed by Seller); and

               (m) references to "Knowledge of Purchaser," the "best Knowledge of Purchaser" or "Known to Purchaser" (or similar references) mean the actual knowledge of any of the persons listed in Schedule 1.8(m) to the Asset Purchase
                                          ---------------
Agreement (or any person's successor in office if such person prior to the Closing Date ceases to be employed by the Purchaser).

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

          Reference is hereby made to that certain Asset Purchase Agreement, dated of even date herewith, between the Parent, CPC and certain of CPC's affiliates (the "Asset Purchase Agreement"). The representations and warranties contained in Article III (with the exception of Sections 2.3 and 2.23) of the Asset Purchase Agreement are hereby incorporated herein by reference as the corresponding Sections of this Agreement and are hereby deemed representations and warranties made by Sellers to Purchaser under this Agreement as though set forth in full herein, except that any representations or warranties which relate to CPC Clinicas (including the Hospital and Hospital Business operated by CPC Clinicas and the property and assets used in the conduct and operation of the psychiatric hospitals and residential treatment centers of CPC in the United States and its territories (the "Business") insofar as it relates to CPC Clinicas) shall be to the Knowledge of Sellers regardless of whether such qualifier is used in representations or warranties contained in the Asset Purchase Agreement (the term "this Agreement" as used in the incorporated Sections of Article II being deemed to refer to this Agreement, the term "CPC San Antonio" being deemed to refer to CPC Clinicas and other terms used in the Asset Purchase Agreement being deemed to be appropriately modified to be consistent with this Agreement).

          Each of the Sellers also hereby represents and warrants the following to the Purchaser:

          Section 2.1.   Organization and Good Standing.  Each of the Sellers is
                         ------------------------------
a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the Sellers has full corporate power and authority under its governing instruments to own, operate and lease its properties and to carry on its businesses as now conducted. Each of the Sellers is qualified as a foreign corporation in each jurisdiction in which its assets or operations require such qualification. CPC directly or indirectly owns all of the outstanding capital stock of each of each of the Companies. The Partially-Owned Company owns 70% of the outstanding capital stock of CPC Clinicas.

          Section 2.2.   Capitalization.  The Companies are set forth by name on
                         --------------
Schedule 2.2 hereof, together with a statement
------------
describing each class of capital stock, the par value and the number of shares issued and outstanding. All Shares shown as issued and outstanding are validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.2,
                                                               ------------
there are no existing agreements, options, warrants, rights, calls or commitments of any character to which Sellers or any Company is a party or by which Sellers or any Company is bound providing for the issuance of any additional shares or securities, the sale of treasury shares, or for the repurchase or redemption of shares of stock or other securities of any Company, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

          The representations and warranties of the Purchaser contained in
Article III of the Asset Purchase Agreement including Section 3.25 are hereby incorporated by reference and are hereby deemed representations and warranties made by Purchaser to Sellers under this Agreement as though set forth in full herein (the term "this Agreement" as used in such Article III being deemed to refer to this Agreement).

                                   ARTICLE IV

                              COVENANTS OF SELLER
                              -------------------

          Sellers hereby covenant and agree as follows:

          Section 4.1.   Access and Information.  Between the date hereof and
                         ----------------------
the Closing Date, Sellers shall give to the Purchaser and its agents reasonable access during normal business hours and upon reasonable prior request to the premises, employees, books, accounts, records and other relevant documents of the Companies and their Hospital Businesses and, to the extent Sellers have the right to do so, to the premises, employees, books, accounts, records and other relevant documents of CPC Clinicas; provided the Purchaser shall not have access
                                    --------
to patient or employee records or other records the disclosure of which would be prohibited by law, governmental rule or regulation.

          Section 4.2.   Fulfillment of Conditions.  Each of the Sellers shall
                         -------------------------
execute and deliver prior to or at the Closing each contract that such Sellers are required hereby to execute and deliver prior to or at the Closing and each Seller shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the parties contained in this Agreement to the extent the satisfaction of such condition is within the control of any of the Sellers.

          Section 4.3.   Conduct of the Hospital Businesses Prior to Closing.
                         ---------------------------------------------------
On and after the date hereof and prior to the Closing, and except as otherwise consented to or approved by the Purchaser or required by this Agreement, the Companies shall conduct their respective businesses, operations and activities only in the ordinary course of business and consistent with past practices. Sellers shall not dispose of any capital assets relating to the Business having an aggregate book value in excess of $25,000. The Companies shall use all commercially reasonable efforts to keep available to the Purchaser the services of the present employees of their respective Hospital Businesses (except those dismissed for cause or those who voluntarily discontinue their employment) and to use all reasonable efforts to preserve for the Purchaser the goodwill of the suppliers, patients and others having business relations with their respective Hospital Businesses. The Seller shall provide access to its employees upon reasonable notice to its employees for purposes relating to the conduct of the Business prior to the Closing.

          Section 4.4.   Title Commitments and Surveys.  Sellers will deliver as
                         -----------------------------
applicable, as soon as reasonably possible, to the Purchaser the Title Commitments for owner's title insurance from First American Title Insurance Company or their local issuing agents (collectively, the "Title Company"). Sellers will also deliver, as soon as reasonably possible, to the Purchaser, "as-built" surveys (the "Surveys") of the real property listed on Schedule 4.4
                                                                  ------------
(the "Real Property"), showing the perimeter boundaries of the Real Property and all improvements thereon.

          Section 4.5.   Notice and Cure.  Sellers shall notify the Purchaser
                         ---------------
promptly in writing of, and contemporaneously will provide the Purchaser with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Sellers under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Sellers contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. To the extent that a failure to do so would result in the material inaccuracy of any Schedule, Sellers shall update and supplement (pursuant to Section 11.16 of this Agreement) any Schedule rendered inaccurate by any such event, transaction or circumstance. In addition, Sellers shall use all commercially reasonable efforts to cure, before the Closing, any material violation or material breach of any representation, warranty, covenant or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

          Section 4.6.   HSR Act Filings.  Sellers will (a) take promptly all
                         ---------------
actions necessary to make the filings required of the Sellers or their affiliates under the HSR Act, such filing to occur on or before October 23, 1996, (b) comply at the earliest practicable date with any request for additional information received by any Seller or their affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "DOJ") pursuant to the HSR Act, and (c) cooperate with the Purchaser in connection with the Purchaser's filings under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ.

          Section 4.7.   Environmental and Engineering Reports. Seller shall
                         -------------------------------------
order environmental phase one surveys of the Real Property and engineering reports of the structural and mechanical systems of the Real Property, to be delivered to the Purchaser as soon as reasonably practicable but in any event on or before November 15, 1996.

          Section 4.8.   Listing of Assets.  Sellers shall provide Purchaser
                         -----------------
with such lists of the assets of the Companies as Purchaser may reasonably request.

          Section 4.9.   Tax Treatment.  Sellers shall treat the transactions
                         -------------
contemplated herein as a tax-free reorganization within the meaning of Section 368 of the Code.

                                   ARTICLE V

                           COVENANTS OF THE PURCHASER
                           --------------------------

          The Purchaser covenants and agrees as follows:

          Section 5.1.   Certain Employee Matters.  (a)  Purchaser intends to
                         ------------------------
offer employment in comparable positions to all of the employees working at the Hospitals as of the Closing Date. All such employees who accept Purchaser's offer of employment shall be referred to herein as the "Hired Employees." Also prior to Closing, Purchaser will notify Sellers of any employees to whom Purchaser does not intend to offer employment. In any event, Purchaser agrees to make a sufficient number of offers of employment such that Sellers' termination of employees under the Asset Purchase Agreement prior to Closing and any employees not hired under this Agreement will not constitute a violation of the WARN Act. Except as otherwise provided for in this Agreement, Purchaser shall be responsible for all costs and liabilities attendant to the termination of any employees of the Hospitals at or following the Closing.

          (b) Purchaser shall give all Hired Employees full credit for all of the accrued vacation, holiday and sick pay of such employees, either by allowing such employees the accrued time off reflected in the employment records of the Seller or by making full payments to such employees of the amounts which such employees would have received had they taken their accrued or accumulated holiday or vacation time. Purchaser shall not be obligated to pay any Hired Employee for accrued sick time upon the termination, whether voluntary or involuntary, of such Hired Employee.

          (c) Purchaser shall offer health insurance benefits to all Hired Employees and their dependents (except those persons not having health insurance benefits with the Seller immediately prior to the Closing), effective simultaneously with the Closing, and shall be responsible for all employee health claims resulting from occurrences beginning before, on or after the Closing Date without regard to whether a Hired Employee is actively at work on said date, except those Hired Employees who are hospitalized on the Closing Date who will remain the responsibility of Seller until they are discharged from the hospital. Notwithstanding the foregoing sentence, in no event shall Seller be liable after Closing to Hired Employees or dependents who are in a hospital receiving healthcare services on the Closing Date for continuation of healthcare benefits beyond the period required pursuant to the healthcare continuation provisions of Section 4980B of the Code and of Sections 601 through 609 of ERISA. Any amounts which have been applied toward satisfaction of the calendar year 1996 deductible on behalf of any Hired Employee under any insured employee welfare benefit plan of Seller shall be deemed to be so applied toward satisfaction of the calendar year 1996 deductible under the applicable insured employee welfare benefit plan of the Purchaser. Any amounts which have accumulated towards any Hired Employee's satisfaction of a limitation on benefit payments or coverage under any employee welfare benefit plan of Seller shall be applied toward any such limitation under the applicable insured welfare benefit plan of Purchaser, and Purchaser shall cause its employee welfare benefit plans to waive any limitations for pre-existing conditions with respect to conditions affecting any Hired Employees as of the date of hire by Purchaser other than conditions affecting such Hired Employees which were excluded with respect to such Hired Employees as pre-existing conditions under the employee welfare benefit plan of Seller. Purchaser shall take into account all service with Seller or any affiliate or division of Seller for purposes of determining whether an employee has satisfied the service requirements for eligibility, participation and all other purposes (including without limitation vesting of benefits) under all of the employee welfare benefit plans of Purchaser (whether or not insured).

          (d) Except as otherwise provided for in this Agreement, Hired Employees will be offered employee benefits to the same extent as employees occupying similar positions with similar experience with Purchaser.

          Section 5.2.  Notice and Cure.  Purchaser will notify Sellers promptly
                        ---------------
in writing of, and contemporaneously will provide Sellers with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Purchaser under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. To the extent that a failure to do so would result in the material inaccuracy of any Schedule, Purchaser shall cause each of the Purchasers to update and supplement (pursuant to Section 11.16 of this Agreement) any Schedule rendered inaccurate by any such event, transaction or circumstance. In addition, the Purchaser will use all commercially reasonable efforts to cure, before the Closing, any material violation or material breach of any representation, warranty, covenant or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

          Section 5.3.   Fulfillment of Conditions.  Purchaser will execute and
                         -------------------------
deliver prior to or at the Closing each contract that the Purchaser is required hereby to execute and deliver prior to or at the Closing, and Purchaser shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the parties contained in this Agreement to the extent the satisfaction of such condition is under the control of Purchaser.

          Section 5.4.   HSR Act Filings.  Purchaser will (a) take promptly all
                         ---------------
actions necessary to make the filings required of the Purchaser or its affiliates under the HSR Act, such filing to occur on or before October 23, 1996, (b) comply at the earliest practicable date with any request for additional information received by Purchaser or its affiliates from the FTC or the DOJ pursuant to the HSR Act, and (c) cooperate with the Sellers in connection with the Sellers' or their affiliates' filings under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ.

          Section 5.5.   Tax Treatment.  Purchaser shall treat the transactions
                         -------------
contemplated herein as a tax-free reorganization within the meaning of Section 368 of the Code.


                                   ARTICLE VI

                            CONDITIONS PRECEDENT TO
                            -----------------------
                           THE OBLIGATIONS OF SELLERS
                           --------------------------

          All obligations of Sellers which are to be discharged under this Agreement at the Closing are subject to the performance or waiver, at or prior to the Closing Date, in all material respects of all covenants and agreements contained herein which are to be performed by the Purchaser at or prior to the Closing Date and to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          Section 6.1.   Representations and Warranties True.  Section 6.1 of
                         -----------------------------------
the Asset Purchase Agreement is hereby incorporated herein by reference as if set forth herein in its entirety.

          Section 6.2.   Authority.  All action required to be taken by or on
                         ---------
behalf of the Purchaser to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken. The Purchaser shall have delivered to the Sellers certified resolutions of its board of directors evidencing such authorization, together with a certified copy of its Certificate of Incorporation and Bylaws.

          Section 6.3.   No Obstructive Proceeding.  No suit, action or other
                         -------------------------
proceeding shall have been instituted to restrain, enjoin or otherwise prevent or question the legality of the consummation of the transactions contemplated by this Agreement.

          Section 6.4.   Consents and Approvals.  The Sellers shall have
                         ----------------------
obtained all third party consents reasonably necessary for the legal or authorized consummation of the transactions contemplated by this Agreement.

          Section 6.5.   HSR Act; Restraining Order.  The waiting period under
                         --------------------------
the HSR Act shall have expired or been terminated, and no order restraining or enjoining the transactions contemplated hereby shall have been obtained by the FTC, the DOJ or any state regulatory agency or any private party and be in effect.

          Section 6.6.    Asset Purchase Agreement Closing.   The transactions
                          --------------------------------
contemplated within the Asset Purchase Agreement shall have been consummated or shall be consummated contemporaneously with the consummation of the transactions contemplated within this Agreement.

          Section 6.7.   Additional Agreements.  Purchaser, its securities
                         ---------------------
holders and affiliates shall have entered into such additional agreements as may reasonably be required to be entered into by such parties on or before the Closing.

          Section 6.8.   Adverse Change.  There shall have been no material
                         --------------
adverse change in condition (financial or otherwise) of the Purchaser and its subsidiaries from the date of this Agreement through the Closing Date.

          Section 6.9.   Confirmation of Tax-Free Status.  Sellers shall have
                         -------------------------------
received confirmation from the taxing authorities in Puerto Rico that the transactions contemplated herein shall be treated as a tax-free reorganization.

                                 ARTICLE VII

                    CONDITIONS PRECEDENT TO THE OBLIGATIONS
                    ---------------------------------------
                                OF THE PURCHASER
                                ----------------

          All obligations of the Purchaser which are to be discharged under this Agreement at the Closing are subject to the performance or waiver, at or prior to the Closing Date, in all material respects of all covenants and agreements contained herein which are to be performed by the Sellers on or prior to the Closing Date and to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          Section 7.1.  Representations and Warranties True.  Section 7.1 of the
                        -----------------------------------
Asset Purchase Agreement is hereby incorporated herein by reference as if set forth herein in its entirety.

          Section 7.2.  No Obstructive Proceeding.  No suit, action or other
                        -------------------------
proceeding shall have been instituted to restrain, enjoin or otherwise prevent or question the legality of the consummation of the transactions contemplated by this Agreement.

          Section 7.3.  Consents, Approvals and Licenses.  The Purchaser shall
                        --------------------------------
have received and been issued all licenses and approvals required under the provisions of state and federal law necessary for the Purchaser to own and operate and legally conduct all relevant operations of the Hospitals being conducted by the Companies on the Closing Date (except for the Controlled Substance Registration Certificate relating to the pharmacies in the Hospitals and such licenses and approvals which will be issued in due course and be effective as of the Closing), and the Purchaser or the Sellers shall have obtained all third party consents reasonably necessary for the legal and authorized transfer of all material assets, including, without limitation, the Scheduled Contracts and Scheduled Leases, except where the failure to receive such licenses, approvals and consents would not have a material adverse effect on the operations of Parent and its subsidiaries, taken as a whole.

          Section 7.4.  Consents and Approvals.  Purchaser shall have obtained
                        ----------------------
all third-party consents reasonably necessary for the legal or authorized consummation of the transactions contemplated by this Agreement.

          Section 7.5.  HSR Act; Restraining Order.  The waiting period under
                        --------------------------
the HSR Act shall have expired or been terminated and no order restraining or enjoining the transactions contemplated hereby shall have been obtained by the FTC, the DOJ or any state regulatory agency or any private party and be in effect.

          Section 7.6.  Title Insurance Policies.  The Purchaser shall have been
                        ------------------------
issued owner's title insurance policies by the Title Company in an amount set forth in Schedule 7.5 pursuant to the Title Commitments insuring as of the
         ------------
Closing Date the Hospital Company's good, indefeasible and, to the extent available in the applicable jurisdiction, marketable title to the Real Property which shall contain no liens except for the Permitted Encumbrances, with the survey and other standard exceptions deleted, and except for liens approved by the Purchaser which arise between the dates of the Title Commitments and the Closing.

          Section 7.7.  Adverse Change.  There shall have been no material
                        --------------
adverse change in the assets or condition (financial or otherwise) of the business or material assets of the Companies between the date of this Agreement through the Closing Date.

          Section 7.8.  Asset Purchase Agreement Closing.  The transactions
                        --------------------------------
contemplated within the Asset Purchase Agreement shall have been consummated or shall be consummated contemporaneously with the consummation of the transactions contemplated within this Agreement.

          Section 7.9.  Transfer of Tax Holiday.  Purchaser shall have received
                        -----------------------
confirmation from the taxing authorities in Puerto Rico that the "tax holiday" enjoyed by the companies may be assigned to Purchaser.

                                  ARTICLE VIII

                                  TERMINATION
                                  -----------

          Section 8.1.  Optional Termination.  This Agreement may be terminated
                        --------------------
and the Hospital Company Merger and the Partially-Owned Company Merger abandoned
(i) at any time prior to the Closing by the mutual written consent of Sellers and Parent; (ii) by Parent if Sellers adds any supplement to any Schedule to this Agreement or the Asset Purchase Agreement after the date hereof which supplement shall reasonably be expected to result in a material adverse change in the consolidated financial condition or results of operations of the Companies or, after the Closing Date, Parent, in excess of $500,000 for an individual failure or $2,500,000 for all such failures, except that, in the case of criminal activity or fraud, Parent shall have the right to terminate this Agreement without regard to the preceding dollar limitations; provided that
                                                              --------
Parent must notify Sellers of its election to terminate the Agreement pursuant to this Section 8.1 within ten business days after its receipt of such supplement; (iii) by Sellers if Purchaser adds any supplement to any Schedule to this Agreement or the Asset Purchase Agreement after the date hereof which supplement shall reasonably be expected to result in a material adverse change in the consolidated financial condition or results of operations of Sellers or, after the Closing Date, Parent, in excess of $500,000 for an individual failure, $2,500,000 for all such failures other than breaches of Section 3.25 hereof for breaches of Section 3.25 and $2,500,000 for breaches of Section 3.25 hereof, except that, in the case of criminal activity or fraud, Sellers shall have the right to terminate this Agreement without regard to the preceding dollar limitations; provided that Sellers must notify Parent of its election to
                    --------
terminate the Agreement pursuant to this Section 8.1 within ten business days after its receipt of such supplement; and (iv) by Parent at any time prior to [NOVEMBER 22, 1996], if the environmental phase one surveys and engineering reports with respect to the Real Property pursuant to this Agreement should not be reasonably satisfactory to Parent. In addition, this Agreement shall immediately terminate in the event of the termination of the Asset Purchase Agreement.

          Section 8.2.  Mandatory Termination.  If the Closing has not occurred
                        ---------------------
by March 31, 1997, this Agreement shall automatically terminate, unless extended by the written agreement of CPC and the Parent.

          Section 8.3.  Termination Consequences.  In the event this Agreement
                        ------------------------
is terminated pursuant to Section 8.1 or Section 8.2, then, except as expressly provided to the contrary in this Agreement, the parties shall be discharged from their obligations under this Agreement, and neither of the parties nor any of their respective shareholders, directors or officers shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages or otherwise. Promptly upon the termination of this Agreement, the Purchaser shall deliver to Sellers all documents (and copies thereof in its possession) concerning the Hospital Businesses previously delivered to the Purchaser.

                                   ARTICLE IX

                                INDEMNIFICATION
                                ---------------

          Section 9.1.  Indemnification by Sellers.  After the Closing and
                        --------------------------
subject to the limitations set forth in this Article IX Sellers shall indemnify and hold harmless the Purchaser (and its stockholders, employees, officers, directors, subsidiaries, agents and representatives) from and against all liabilities, damages, costs and expenses (including reasonable attorneys' fees) incurred by such entities and persons (collectively, the "Damages") arising out of any breach, misrepresentation or nonfulfillment by Seller and, where applicable, Companies, of any of its/their representations, warranties or covenants set forth in this Agreement.

          Section 9.2.  Indemnification by the Purchaser.  After the Closing and
                        --------------------------------
subject to the limitations set forth in this Article IX, Purchaser and the Subsidiaries shall jointly and severally indemnify and hold harmless Sellers (and their stockholders, employees, officers, directors, agents and representatives) from and against all Damages arising out of any breach, misrepresentation or nonfulfillment by any Purchaser of any of its representations, warranties or covenants set forth in this Agreement.

          Section 9.3.  Limitations.  (a) Neither Sellers nor Purchaser shall
                        -----------
have any liability to the other under this Article IX and no claim under this
Article IX shall:

               (i) accrue unless and only to the extent that the actual liability of (A) the Sellers (as a group) pursuant to the indemnification provisions hereof and the Asset Purchase exceeds $2,500,000 in the aggregate; (B) the Purchaser (as a group) pursuant to the indemnification provisions hereof and in the Asset Purchase Agreement (other than liability arising as a result of breaches of Section 3.25 hereof and Section 3.25 of the Asset Purchase Agreement) exceeds $2,500,000 in the aggregate; (C) the Purchaser (as a group) pursuant to the indemnification provisions of this Agreement and the Merger Agreement arising as a result of breaches of
                         Section 3.25 hereof and Section 3.25 of the Asset Purchase Agreement exceeds $2,500,000 in the aggregate (each a "Relevant Claim");

               (ii) be made to the extent that any loss is recovered under a policy of insurance payable to the Indemnified Party which policy is in force on the date of loss;

               (iii) be made following the three year anniversary of the Closing Date.

          (b) The liability of Sellers shall cease, and any subsisting claim shall be withdrawn, on the date that the Hospital Businesses (or the individual Hospital relating to such claim) shall cease for any reason to be directly or indirectly wholly owned by the Purchaser or by a corporation controlled, directly or indirectly, by the Purchaser.

          (c) In the event that an Indemnified Party is entitled to recover any sum (whether by payment, discount, credit or otherwise) from any third party in respect of any matter for which a claim of indemnity could be made against the party hereto that would be liable for the Damages to an Indemnified Party hereunder (an "Indemnifying Party"), the Indemnified Party shall use commercially reasonable efforts to recover such sum from such third party (but shall not be required to institute legal proceedings) and any sum recovered will reduce the amount of the claim; and if the Indemnifying Party pays to the Indemnified Party an amount in respect of, and the Indemnified Party subsequently recovers from a third party a sum which is referable to, that claim, the Indemnified Party shall forthwith repay to the Indemnifying Party, so much of the amount paid by it as does not exceed the sum recovered from the third party less all reasonable costs, charges and expenses incurred by the Indemnified Party in obtaining payment in respect of that claim and in recovering that sum from the third party.

          (d) If either party is liable to the other for Damages arising out of any breach, misrepresentation or nonfulfillment of any representations, warranties or covenants set forth in this Agreement, then the liability of the Indemnifying Party shall be reduced and any amount paid shall be refunded when and to the extent that the Indemnified Party obtains the benefit of a reduction in its liability for its tax (whether by way of credit or otherwise) which it would not have obtained had the breach which gave rise to liability of the Indemnifying Party not arisen.

          Section 9.4.   Method of Asserting Claims.  All claims for
                         --------------------------
indemnification by any Indemnified Party under this Article IX shall be asserted and resolved in accordance with Section 9.4 of the Asset Purchase Agreement, which provisions will be deemed to be incorporated herein by this reference.

          Section 9.5.   Exclusive.  Any dispute arising under this Agreement or
                         ---------
in connection with or as a result of the transactions contemplated by this Agreement or any Damages or injury alleged to be suffered by either party as a result of the actions or failure to act by any other party shall, unless otherwise specifically stated, be governed solely and exclusively by the provisions of this Article IX.

          Section 9.6.   Method of Payment.  (a)  Any amounts required to be
                         -----------------
paid to Purchaser by Sellers pursuant to Section 9.1 hereof shall be paid in cash.

          (b) Any amounts required to be paid to Sellers by Purchaser pursuant to Section 9.2 and Section 11.22 hereof or by virtue of any breach of any other agreements executed concurrently herewith or in connection with the Closing (the "Additional Amounts") shall be in the form of additional shares of BHC Preferred Stock (and/or, at the election of CPC, BHC Common Stock so long as CPC thereupon owns less than 20% of the outstanding BHC Common Stock) (the "Additional Shares") such that the value of the BHC Common Stock and BHC Preferred Stock theretofore issued pursuant to this Agreement (including pursuant to this Section 9.6), with such value being determined prior to the issuance of the Additional Shares (the "Original Value"), plus the value of the Additional Shares equals the Original Value plus the Additional Amounts after giving effect to the dilutive effects caused by the issuance of the Additional Shares, all as provided below. For example, assume that the value of the BHC Common Stock and BHC Preferred Stock held by Sellers prior to the issuance of Additional Shares is $50 million and that Sellers are entitled to receive $3 million from Purchaser pursuant to Section 9.2 hereof. In such case, BHC shall issue to Sellers a number of shares of BHC Preferred Stock (or BHC Common Stock as provided above) such that following the issuance of such shares (and after giving effect to the reduced value of the Original Shares as a result of the dilution caused by the issuance of the Additional Shares) Sellers shall hold BHC Common Stock and BHC Preferred Stock having a value of $53 million.

          (c) If at the time Additional Shares are to be issued pursuant to
Section 9.2(b) BHC Common Stock is not publicly traded, the number of Additional Shares to be issued to Sellers pursuant to Section 9.6(b) hereof shall be determined as provided in this Section 9.6(c). Promptly upon determination of the Additional Amounts, Parent and CPC shall attempt in good faith to agree upon the number of Additional Shares to be issued to Sellers. If the parties are unable to agree upon the number of Additional Shares to be issued to Sellers within 30 days of the date of the determination of the Additional Amounts, Parent and CPC shall each appoint one investment banker not affiliated with either party who is experienced in valuing businesses similar to Parent's business to determine the number of Additional Shares to be issued to Sellers, taking into account the reduced value of the Original Shares as a result of the dilutive effect of the issuance of Additional Shares. If the two investment bankers are unable to agree upon the number of Additional Shares to be issued to Sellers within 30 days, CPC and Parent shall deliver to the other their determination of the number of Additional Shares to be issued to Sellers and shall jointly select a third investment banker with the same qualifications to determine the number of Additional Shares to be issued to Sellers. If CPC and Parent are unable to agree upon the third investment banker, such investment banker shall be selected by an arbitrator selected pursuant to the commercial rules of the American Arbitration Association. The third investment banker shall select either the number of Additional Shares to be issued to Sellers submitted by CPC or the number of Additional Shares to be issued to Sellers submitted by Parent as the number of Additional Shares to be issued to Sellers. Promptly following the determination of the number of Additional Shares to be issued to Sellers, Parent shall issue to Sellers such Additional Shares. The fees and expenses of such investment bankers shall be borne by Parent.

          (d) If at the time Additional Shares are to be issued pursuant to
Section 9.2(b) BHC Common Stock is publicly traded, the value of Additional Shares to be issued to Sellers pursuant to Section 9.6(b) shall be determined as provided in this Section 9.6(d). Promptly upon determination of the Additional Amounts, the Parent shall issue a press release stating, among other things, the amount owed to Sellers, that Additional Shares will be issued in satisfaction of such obligation and the method by which the value of the Additional Shares will be determined. The average closing price of the BHC Common Stock on the principal exchange on which it is traded or on the NASDAQ National Market System (or, if such stock is not so traded, then the average of the closing bid and asked prices of such stock) for the 20 business day period commencing five business days following the issuance of the press release shall then be determined (the "Average Price"). Promptly following the determination of the Average Price, the Parent shall issue to Sellers Additional Shares with an aggregate value (valuing each Additional Share at the Average Price) such that Sellers then hold BHC Common Stock and BHC Preferred Stock with an aggregate value (valuing each share at the Average Price) equal to the Original Value (for such purposes, the Original Value will be determined using the method of calculation for the Average Price, except that the 20 business day period shall be the 20 business days preceding the date of determination of the Additional Amounts plus the Additional Amounts.

          (e) For purposes of this Section 9.6, the value of a share of BHC Preferred Stock shall be deemed to be equal to the value of a share of BHC Common Stock.

          (f) Any payments required pursuant to this Section 9.6 shall be considered as adjustments to the Merger Consideration and shall not be considered a dividend.

                                   ARTICLE X

                            TAX AND MEDICARE MATTERS
                            ------------------------

          Section 10.1.  Federal, State and Local Taxes. (a) Sellers shall be
                         ------------------------------
responsible for the preparation and filing of the federal, state and local tax returns of the Companies for all taxable periods prior to the Closing Date, it being understood that Purchaser shall be responsible for all such taxes. Where applicable, the Companies may be included in any federal consolidated income tax return or state or local consolidated or combined tax return for any affiliated group of which CPC is the common parent and for the consolidated or combined taxable year which includes the Closing Date. The Purchaser shall be responsible for the preparation and filing of federal, state and local tax returns with respect to the Companies for periods ending on or after the Closing Date.

          (b) After the Closing, the parties shall cooperate with each other and shall make available to each other, as reasonably requested, all information, records or documents relating to tax liabilities or potential tax liabilities attributable to the Hospital Businesses for all periods prior to the Closing and shall preserve all such information, records and documents at least until the expiration of any applicable statute of limitations or extensions thereof. The parties shall also, upon reasonable prior notice, make available to each other as reasonably required, and at the reasonable cost of the requesting party (for out-of-pocket costs and expenses only), personnel responsible for preparing or maintaining information, records and documents in connection with tax matters.

          (c) In the event that the Purchaser receives written notice from an appropriate taxing authority of any pending or threatened examination, claim, settlement, proposed adjustment or related matter with respect to the taxes of the Sellers that could affect the Sellers or any affiliate of the Sellers, or if the Sellers or any affiliate of the Sellers receives written notice from an appropriate taxing authority of any such matters that could affect the Purchaser, any of its subsidiaries or respective affiliates, the party receiving notice shall notify in writing the potentially affected party within thirty (30) days following its receipt thereof. The failure of any party to give the notice required by this Section 10.1 shall not impair that party's rights under this Agreement except to the extent that the other party demonstrates that is has been materially prejudiced thereby.

          (d) In the case of any audit, examination or other proceeding (a "Proceeding") with respect to taxes for which the Sellers are or may be liable pursuant to this Agreement, the Purchaser shall promptly inform the Sellers, and the Purchaser shall execute or cause to be executed powers of attorney or other documents necessary to enable the Sellers to take all actions desired by the Sellers with respect to such Proceeding to the extent such Proceeding may affect the amount of taxes for which the Sellers are liable pursuant to this Agreement. The Sellers shall have the right to control any such Proceeding, and, if there is a reasonable basis therefor, to initiate any claim for refund, file any amended return or take any other action that they deem appropriate with respect to such taxes. All costs and expenses incurred in connection with any such Proceeding shall be borne by the Sellers, and the Purchaser shall be reimbursed by the Sellers for any and all reasonable direct costs and expenses incurred by them in connection with such Proceeding.

          Section 10.2.  Effect of Certain Audit Adjustments. (a) In the event
                         -----------------------------------
that any income tax audit of the affiliated group of corporations of which either of the companies is the common parent undergoes tax audit adjustments for any taxable period that includes the Closing Date, then:

               (i) If such adjustment results in post Closing Date deductions, losses or credits to any Company, or to any affiliate group of which such Company is a member, then, Purchaser shall remit to CPC as a purchase price adjustment an amount equal to the Actual Tax Benefit (defined below) received.

               (ii) If such adjustment results in post Closing Date income, gains or reduction in credits, then CPC shall remit to Purchaser an amount equal to the Actual Tax Detriment (defined below) incurred.

          (b) In the event that, by reason of taxpayer elections or otherwise, Purchaser, the Companies, or any affiliate group of which any Company is a member shall either (i) obtain a refund of taxes paid by Sellers, any affiliated group of which CPC is now or was the common parent, or any tax return or tax reporting group of corporations, or (ii) utilize available tax loss carry forwards or credits of such taxpayer or groups of taxpayer, then Purchaser shall pay CPC as a purchase price adjustment an amount equal to the Actual Tax Benefit received as a result of the foregoing circumstance.

          (c) For purposes of this Section, the term "Actual Tax Benefit" shall mean the greater of (i) the deduction or loss recognized, multiplied by the tax rate applicable to Parent with respect to ordinary income or capital gain, (ii) the cash received (in the case of a tax refund), or (iii) the tax savings (in the case of a credit). For purposes of this Section, the term "Actual Tax Detriment" means the greater of (i) the gain or income recognized multiplied by the tax rate applicable to the Parent with respect to ordinary income or capital gain, (ii) the cash paid in the case of a tax payment, or (iii) the tax loss (in the case a tax credit is offset).

          (d) Payments hereunder shall be made on the date of filing of the tax return with respect to which any tax benefit is obtained or within ten (10) days following receipt of any cash refund or credit.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          Section 10.3  Nature of Payment.  Any payments required to be made
                        -----------------
pursuant to this Article X shall be considered as adjustments to the Hospital Merger Consideration or Partially Owned Company Merger Consideration, as applicable and not as a dividend.

          The provisions of Sections 11.1 through 11.24 of the Asset Purchase Agreement are hereby incorporated herein by reference as though set forth in full herein (the term "this

Agreement" as used in such sections being deemed to refer to this Agreement).

                                  ARTICLE XII

                                 NONCOMPETITION
                                 --------------

          Sellers recognize that (i) Purchaser's entering into this Agreement is induced primarily because of the covenants and assurances made by Sellers hereunder, (ii) CPC's covenant not to compete is necessary to insure the continuation of the businesses of the Companies subsequent to the Closing, and
(iii) irreparable harm and damage will be done to Purchaser in the event that CPC, or CPC's affiliates, compete with Purchaser within the area or areas specified in this Section. Therefore, in consideration of the premises and as an inducement for Purchaser to enter into this Agreement and consummate the transactions contemplated herein, CPC agrees that, for a period of three (3) years from and after the Closing Date, CPC, its affiliates (other than affiliates which become affiliates as a result of the acquisition of stock or assets of CPC) (collectively, the "Regulated Persons") will not own, lease, manage or operate any psychiatric hospitals, beds or units within the 25-mile radiuses of the Hospitals or any facility operated by Purchaser on the Closing Date (the "Proscribed Area"). Notwithstanding the foregoing, the Regulated Persons may own, lease, manage and operate psychiatric hospitals, beds and/or units within the Proscribed Area: (a) in any non-psychiatric hospital acquired by the Regulated Persons, provided that purchaser has been offered a right of first refusal to manage the psychiatric services provided at such hospital on then reasonably customary terms (provided that CPC shall not enter into any agreement to manage such psychiatric services on terms less favorable to CPC than those last offered to Purchaser) and (b) at THC New Orleans. The parties agree that no portion of the Hospital Company Merger Consideration or the Partially Owned Company Merger Consideration shall be allocated the non-competition covenant contained in this Section XII.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         ENTITIES CONSTITUTING THE "SELLERS"

                         COMMUNITY PSYCHIATRIC CENTERS



                         By:_______________________________

                         Title:____________________________



                         COMMUNITY PSYCHIATRIC CENTERS OF PUERTO RICO, INC.



                         By:_______________________________

                         Title:____________________________



                         CPC-PHP, INC.



                         By:_______________________________

                         Title:____________________________



                         "PARENT"

                         BEHAVIORAL HEALTHCARE CORPORATION



                         By:_______________________________

                         Title:____________________________